Tidal Trust III 485BPOS

Exhibit 99(h)(iii)(xvii)

FORM OF NINETEENTH AMENDMENT TO THE

TIDAL TRUST III

FUND ACCOUNTING SERVICING AGREEMENT

THIS NINETEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of July 11, 2024, as amended (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Aura AI Photonics ETF

●	VistaShares AI Computing Power ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST III	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit A to the

Fund Accounting Servicing Agreement

Separate Series of Tidal Trust III

Name of Series:

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF

Rockefeller California Municipal Bond ETF

Rockefeller New York Municipal Bond ETF

Rockefeller Global Equity ETF

Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

Impact Shares Women's Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

VistaShares Artificial Intelligence Supercycle ETF

VistaShares Electrification Supercycle ETF

FIRE Funds™ Wealth Builder ETF

FIRE Funds™ Income Target ETF

Ninepoint Energy Income ETF

Ninepoint Energy ETF

Ned Davis Research 360° Core Equity ETF

Ned Davis Research 360° Dynamic Allocation ETF

Fundstrat Granny Shots US Large Cap ETF

The BeeHive ETF

NestYield Total Return Guard ETF

NestYield Dynamic Income Shield ETF

NestYield Visionary ETF

USCF Daily Target 2X Copper Index ETF

Battleshares™ NVDA vs INTC ETF

Battleshares™ AMZN vs M ETF

Battleshares™ COIN vs WFC ETF

Battleshares™ MSTR vs JPM ETF

Battleshares™ NFLX vs CMCSA ETF

Battleshares™ LLY vs YUM ETF

Battleshares™ GOOGL vs NYT ETF

PEO Quest Liquid PE Replication ETF

World Dynamic Momentum Leaders ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF

VistaShares Target 15 Berkshire Select Income ETF

Intech S&P Large Cap Diversified Alpha ETF

Intech S&P Small-Mid Cap Diversified Alpha ETF

MRP SynthEquity ETF

Alpha Brands™ Consumption Leaders ETF

VistaShares Animal Spirits Strategy ETF

Azoria Golden Age ETF

Defiance Bitcoin vs Ether ETF

Defiance Ether vs Bitcoin ETF

Defiance Bitcoin vs Gold ETF

Defiance Gold vs Bitcoin ETF

VistaShares Target 15 ACKtivist Select Income ETF

VistaShares ACKtivist Select ETF

VistaShares BigShort Select ETF

VistaShares Target 15 BigShort Select Income ETF

VistaShares DRUKMacro Select ETF

VistaShares Target 15 DRUKMacro Select Income ETF

VistaShares Berkshire Select ETF

NovaTide Flexible Allocation ETF

Stoneport Advisors Commodity Long Short ETF

Fundstrat Granny Shots US Small- & Mid-Cap ETF

Fundstrat Granny Shots US Large Cap & Income ETF

VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF

VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF

VistaShares IPO and Income ETF

VistaShares Bitcoin Treasury Income ETF

VistaShares Ethereum Treasury Income ETF

VistaShares Ethereum Treasury ETF

VistaShares Target 15™ International Innovators Distribution ETF

VistaShares Target 15™ European High Dividend Payers Distribution ETF

VistaShares Target 15™ Global 100 Distribution ETF

VistaShares Target 15™ S&P 100 Distribution ETF

VistaShares DIVBoost Dividend Leaders Distribution ETF

VistaShares DIVBoost Dividend Champions Distribution ETF

VistaShares DIVBoost Sector Distribution ETF

VistaShares DIVBoost High Yield Bond Distribution ETF

VistaShares DIVBoost REIT Distribution ETF

VistaShares DIVBoost Energy Distribution ETF

VistaShares DIVBoost Utilities Distribution ETF

VistaShares TEPRTantrum Contrarian Select ETF

VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF

VistaShares TPLoeb Event Driven Select ETF

VistaShares Target 15 TPLoeb Event Driven Distribution ETF

VistaShares TIGR Cub NextGen Select ETF

VistaShares Target 15 TIGR Cub NextGen Distribution ETF

VistaShares LAFFTech Select ETF

VistaShares Target 15 LAFFTech Distribution ETF

VistaShares HRVD Select ETF

VistaShares Target 15 HRVD Distribution ETF

VistaShares GATE Endowment Select ETF

VistaShares Target 15 GATE Endowment Distribution ETF

VistaShares Gulf Sovereign Select ETF

VistaShares Target 15 Gulf Sovereign Distribution ETF

VistaShares Nordic Wealth Select ETF

VistaShares Target 15 Nordic Wealth Distribution ETF

RCN Pareto Strategic Allocation ETF

U.S. Defense ETF

Worth Charting Options Income ETF

Alki Consolidated Income ETF

VistaShares Defense Supercycle ETF

VistaShares Robotics Supercycle ETF

VistaShares Shield™ Diversified Commodity Enhanced Protection ETF

VistaShares Shield™ Diversified Equity Enhanced Protection ETF

VistaShares Shield™ Diversified Income Enhanced Protection ETF

VistaShares Shield™ MSCI EAFE Enhanced Protection ETF

VistaShares Shield™ MSCI EM Enhanced Protection ETF

VistaShares Shield™ Nasdaq 100 Enhanced Protection ETF

VistaShares Shield™ Russell 2000 Enhanced Protection ETF

VistaShares Shield™ S&P 500 Enhanced Protection ETF

VistaShares Space Supercycle ETF

Aura AI Photonics ETF

VistaShares AI Computing Power ETF

4